FOR MORE INFORMATION:

Charles Lynch

Senior Vice President, Finance and Strategy

954-384-0175, x 5692

charles.lynch@pediatrix.com

FOR IMMEDIATE RELEASE

FORT LAUDERDALE, Fla., February 20, 2024 - Pediatrix Medical Group, Inc. (NYSE: MD), the nation’s leading provider of highly specialized health care for women, children and babies, today reported a loss from continuing operations of $1.50 per share for the three months ended December 31, 2023. On a non-GAAP basis, Pediatrix reported Adjusted EPS from continuing operations of $0.32.

For the 2023 fourth quarter, Pediatrix reported the following results from continuing operations:

•
Net revenue of $496 million;
•
Loss from continuing operations of $124 million; and
•
Adjusted EBITDA of $51 million.

“Our fourth quarter operating results were consistent with our expectations,” said James D. Swift, M.D., Chief Executive Officer of Pediatrix Medical Group. “We believe our operating plans for 2024, which build on progress in both our hybrid revenue-cycle management structure and increased in-network status, position us for very reliable cash flow, a foundation for future growth.”

Operating Results from Continuing Operations – Three Months Ended December 31, 2023

Pediatrix’s net revenue for the three months ended December 31, 2023 was $496.4 million, compared to $513.8 million for the prior-year period. This decline reflected the impact of non-same unit activity as well as a 1.5 percent decline in same-unit revenue.

Same-unit revenue attributable to patient volume declined by 1.0 percent for the 2023 fourth quarter as compared to the prior-year period. Shown below are year-over-year percentage changes in certain same-unit volume statistics for the three months and year ended December 31, 2023. (Note: figures in the below table reflect contributions only to net patient service revenue and exclude other contributions to total same-unit revenue, including contract and administrative fees.)

	Three Months Ended December 31, 2023	Year Ended December 31, 2023
Hospital-based patient services	(3.0)%	(0.9)%
Office-based patient services	3.9%	1.9%

Neonatology services (within hospital-based services):
Neonatal intensive care unit (NICU) days	(2.0)%	(0.7)%

Same-unit revenue from net reimbursement-related factors declined by 0.5 percent for the 2023 fourth quarter as compared to the prior-year period. This decline primarily reflects the impact in the 2022 fourth quarter of financial support provided by the Company’s revenue cycle management vendor, as well as a decrease in funds received under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. During the fourth quarter of 2023, the Company received no funds under the CARES Act compared to $1.9 million in the prior year, which decreased the Company’s same-unit revenue from net reimbursement-related factors by 0.4 percent during the three months ended December 31, 2023. These declines were partially offset by modest improvements in hospital contract administrative fees and payor mix. The percentage of services reimbursed by commercial and other non-government payors increased by approximately 40 basis points compared to the prior year period.

For the 2023 fourth quarter, practice salaries and benefits expense was $363.6 million, compared to $366.6 million for the prior-year period. This comparison reflects declines in incentive compensation and malpractice expenses, partially offset by increases in same-unit clinical compensation and group health insurance costs.

For the 2023 fourth quarter, general and administrative expenses were $53.1 million, as compared to $51.1 million for the prior-year period.

For the fourth quarter of 2023, transformational and restructuring related expenses totaled $2.2 million, compared to $19.6 million for the fourth quarter of 2022. The expense recorded for the fourth quarter of 2023 related predominantly to the previously disclosed termination of the Company’s services agreement with its revenue cycle management vendor.

Adjusted EBITDA from continuing operations, which is defined as earnings from continuing operations before interest, taxes, depreciation and amortization, transformational and restructuring related expenses, and impairment losses was $50.8 million for the 2023 fourth quarter, compared to $66.5 million for the prior-year period. Funds received from the provider relief fund established by the CARES Act favorably impacted Adjusted EBITDA by approximately $1.5 million for the fourth quarter of 2022.

Depreciation and amortization expense of $9.1 million for the fourth quarter of 2023 was unchanged compared to the fourth quarter of 2022.

Investment and other income was $2.2 million for the fourth quarter of 2023, compared to $1.3 million for the fourth quarter of 2022.

Interest expense was $10.1 million for the fourth quarter of 2023 compared to $10.0 million for the fourth quarter of 2022. This comparison reflects higher interest rates on the Company’s adjustable-rate borrowings, largely offset by lower total borrowings.

During the fourth quarter of 2023, Pediatrix recorded an aggregate non-cash impairment loss of $168.3 million related to goodwill and other assets.

Pediatrix generated a loss from continuing operations of $124.3 million, or $1.50 per diluted share, for the 2023 fourth quarter, based on a weighted average 82.7 million shares outstanding. This compares with income from continuing operations of $24.0 million, or $0.29 per diluted share, for the 2022 fourth quarter, based on a weighted average 82.2 million shares outstanding.

For the fourth quarter of 2023, Pediatrix reported Adjusted EPS from continuing operations of $0.32, compared to $0.47 for the fourth quarter of 2022. For these periods, Adjusted EPS from continuing operations is defined as diluted income from continuing operations per common and common equivalent share excluding non-cash amortization expense, stock-based compensation expense, transformational and restructuring related expenses, discrete tax events and impairment losses. Funds received from the provider relief fund established by the CARES Act favorably impacted Adjusted EPS by $0.01 for the fourth quarter of 2022.

Operating Results from Continuing Operations – Year Ended December 31, 2023

For the year ended December 31, 2023, Pediatrix generated revenue from continuing operations of $1.99 billion, compared to $1.97 billion for the prior year. For 2023, the Company did not record any miscellaneous revenue from the provider relief fund established by the CARES Act compared to $13.3 million for the prior year. Adjusted EBITDA from continuing operations for the year ended December 31, 2023 was $200.4 million, compared to $241.0 million for the prior year. Funds received from the provider relief fund established by the CARES Act favorably impacted Adjusted EBITDA by approximately $8.2 million for the year ended December 31, 2022. Pediatrix generated a loss from continuing operations of $60.4 million, or $0.73 per share, for the year ended December 31, 2023, based on a weighted average 82.2 million shares outstanding, which compares to income from continuing operations of $62.6 million, or $0.74 per share, based on a weighted average 84.1 million shares outstanding for the prior year. For the year ended December 31, 2023, Pediatrix reported Adjusted EPS from continuing operations of $1.26, compared to $1.66 for 2022. Funds received from the provider relief fund established by the CARES Act favorably impacted Adjusted EPS by approximately $0.07 for the year ended December 31, 2022.

Financial Position and Cash Flow – Continuing Operations

Pediatrix had cash and cash equivalents of $73.3 million at December 31, 2023, compared to $9.8 million on December 31, 2022, and net accounts receivable were $272.3 million.

For the fourth quarter of 2023, Pediatrix generated cash from continuing operations of $72.1 million, compared to $102.3 million for the fourth quarter of 2022. During the fourth quarter of 2023, the Company used $9.0 million to fund capital expenditures and $5.0 million to fund a practice acquisition.

At December 31, 2023, Pediatrix had total debt outstanding of $628 million, consisting of its $400 million in 5.375% Senior Notes due 2030 and $228 million in borrowings under its Term A Loan. At December 31, 2023, the Company had no borrowings against its $450 million revolving line of credit.

Non-GAAP Measures

A reconciliation of Adjusted EBITDA from continuing operations and Adjusted EPS from continuing operations to the most directly comparable GAAP measures for the three months and years ended December 31, 2023 and 2022 is provided in the financial tables of this press release.

Preliminary 2024 Outlook

On a preliminary basis, Pediatrix anticipates that its 2024 Adjusted EBITDA, as defined above, will be in a range of $200 million to $220 million.

Earnings Conference Call

Pediatrix will host an investor conference call to discuss the quarterly results at 9 a.m., ET today. The conference call Webcast may be accessed from the Company’s Website, www.pediatrix.com. A telephone replay of the conference call will be available from 12:45 p.m. ET today through midnight ET March 5, 2024 by dialing 1-866-207-1041, access code 2056898. The replay will also be available at www.pediatrix.com.

ABOUT PEDIATRIX MEDICAL GROUP

Pediatrix® Medical Group, Inc. (NYSE:MD) is the nation’s leading provider of physician services. Pediatrix-affiliated clinicians are committed to providing coordinated, compassionate and clinically excellent services to women, babies and children across the continuum of care, both in hospital settings and office-based practices. Specialties include obstetrics, maternal-fetal medicine and neonatology complemented by more than 20 pediatric subspecialties, as well as pediatric primary and urgent care clinics. The group’s high-quality, evidence-based care is bolstered by significant investments in research, education, quality-improvement and safety initiatives. The physician-led company was founded in 1979 as a single neonatology practice and today provides its highly specialized and often critical care services through more than 5,000 affiliated physicians and other clinicians in 37 states. To learn more about Pediatrix, visit www.pediatrix.com or follow us on Facebook, Instagram, LinkedIn, Twitter and the Pediatrix blog. Investment information can be found at www.pediatrix.com/investors.

Certain statements and information in this press release may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in the Company’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well the Company’s current reports on Form 8-K, filed with the Securities and Exchange Commission, and include the impact of the Company’s termination of its current third-party revenue cycle management provider and transition to a hybrid revenue cycle management model with one or more new third-party service providers, including any transition costs associated therewith; the impact of surprise billing legislation; the effects of economic conditions on the Company’s business; the effects of the Affordable Care Act and potential healthcare reform; the Company’s relationships with government-sponsored or funded healthcare programs, including Medicare and Medicaid, and with managed care organizations and commercial health insurance payors; the Company’s ability to comply with the terms of its debt financing arrangements; the impact of the COVID-19 pandemic on the Company and its financial condition and results of operations; the impact of the divestiture of the Company’s anesthesiology and radiology medical groups; the impact of management transitions; the timing and contribution of future acquisitions or organic growth initiatives; the effects of share repurchases; and the effects of the Company’s transformation initiatives, including its reorientation on, and growth strategy for, its pediatrics and obstetrics business.

###

Pediatrix Medical Group, Inc.

Consolidated Statements of Income and Comprehensive Income

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net revenue	$496,443	$513,844	$1,994,640	$1,972,021
Operating expenses:
Practice salaries and benefits	363,604	366,557	1,448,275	1,383,319
Practice supplies and other operating expenses	31,672	31,480	124,800	121,669
General and administrative expenses	53,064	51,057	227,542	231,397
Depreciation and amortization	9,062	9,136	36,171	35,636
Transformational and restructuring related expenses	2,219	19,576	2,219	27,312
Goodwill impairment	148,312	—	148,312	—
Total operating expenses	607,933	477,806	1,987,319	1,799,333
(Loss) income from operations	(111,490)	36,038	7,321	172,688
Investment and other income	2,242	1,335	4,338	3,671
Interest expense	(10,081)	(9,952)	(42,075)	(39,695)
Impairment loss	(20,000)	—	(20,000)	—
Loss on early extinguishment of debt	—	—	—	(57,016)
Equity in earnings of unconsolidated affiliates	479	403	2,057	1,722
Total non-operating expenses	(27,360)	(8,214)	(55,680)	(91,318)
(Loss) income from continuing operations before income taxes	(138,850)	27,824	(48,359)	81,370
Income tax benefit (provision)	14,563	(3,824)	(12,049)	(18,806)
(Loss) income from continuing operations	(124,287)	24,000	(60,408)	62,564
Income from discontinued operations, net of tax	—	5,659	—	3,767
Net (loss) income	(124,287)	29,659	(60,408)	66,331
Net loss attributable to noncontrolling interest	—	—	—	4
Net (loss) income attributable to Pediatrix Medical Group, Inc.	$(124,287)	$29,659	$(60,408)	$66,335
Other comprehensive income (loss), net of tax
Unrealized holding gain (loss) on investments, net of tax of $427, $122, $527 and $1,694	1,303	366	1,521	(5,051)
Total comprehensive (loss) income attributable to Pediatrix Medical Group, Inc.	$(122,984)	$30,025	$(58,887)	$61,284
Per common and common equivalent share data (diluted):
(Loss) income from continuing operations	$(1.50)	$0.29	$(0.73)	$0.74
Income from discontinued operations	$—	$0.07	$—	$0.05
Net (loss) income attributable to Pediatrix Medical Group, Inc.	$(1.50)	$0.36	$(0.73)	$0.79
Weighted average common shares	82,660	82,158	82,201	84,121

Pediatrix Medical Group, Inc.

Reconciliation of (Loss) Income from Continuing Operations

to Adjusted EBITDA from Continuing Operations Attributable to

Pediatrix Medical Group, Inc.

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
(Loss) income from continuing operations attributable to Pediatrix Medical Group, Inc.	$(124,287)	$24,000	$(60,408)	$62,568
Interest expense	10,081	9,952	42,075	39,695
Loss on early extinguishment of debt	—	—	—	57,016
Income tax (benefit) provision	(14,563)	3,824	12,049	18,806
Depreciation and amortization expense	9,062	9,136	36,171	35,636
Transformational and restructuring related expenses	2,219	19,576	2,219	27,312
Impairment losses	168,312	—	168,312	—
Adjusted EBITDA from continuing operations attributable to Pediatrix Medical Group, Inc.	$50,824	$66,488	$200,418	$241,033

Pediatrix Medical Group, Inc.

Reconciliation of Diluted (Loss) Income from Continuing Operations per Share to Adjusted Income from Continuing Operations per Diluted Share (“Adjusted EPS”)

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2023		2022
Weighted average diluted shares outstanding	82,660		82,158
(Loss) income from continuing operations and diluted income from continuing operations per share attributable to Pediatrix Medical Group, Inc.	$(124,287)	$(1.50)	$24,000	$0.29
Adjustments (1):
Amortization (net of tax of $502 and $606)	1,510	0.02	1,820	0.02
Stock-based compensation (net of tax of $756 and $374)	2,268	0.03	1,120	0.01
Transformational and restructuring expenses (net of tax of $555 and $4,894)	1,664	0.02	14,682	0.18
Impairment losses (net of tax of $42,078)	126,234	1.53	—	—
Net impact from discrete tax events	18,841	0.22	(3,073)	(0.03)
Adjusted income and diluted EPS from continuing operations attributable to Pediatrix Medical Group, Inc.	$26,230	$0.32	$38,549	$0.47

(1)
A blended tax rate of 25% was used to calculate the tax effects of the adjustments for the three months ended December 31, 2023 and 2022.

	Twelve Months Ended December 31,
	2023		2022
Weighted average diluted shares outstanding	82,201		84,121
(Loss) income from continuing operations and diluted income from continuing operations per share attributable to Pediatrix Medical Group, Inc.	$(60,408)	$(0.73)	$62,568	$0.74
Adjustments (1):
Amortization (net of tax of $2,010 and $2,242)	6,032	0.07	6,727	0.08
Stock-based compensation (net of tax of $3,081 and $3,596)	9,242	0.11	10,788	0.13
Transformational and restructuring related expenses (net of tax of $555 and $6,828)	1,664	0.02	20,484	0.24
Impairment losses (net of tax of $42,078)	126,234	1.54	—	—
Loss on early extinguishment of debt (net of tax of $14,254)	—	—	42,762	0.51
Net impact from discrete tax events	20,825	0.25	(3,370)	(0.04)
Adjusted income and diluted EPS from continuing operations attributable to Pediatrix Medical Group, Inc.	$103,589	$1.26	$139,959	$1.66

(1)
A blended tax rate of 25% was used to calculate the tax effects of the adjustments for the twelve months ended December 31, 2023 and 2022.

Pediatrix Medical Group, Inc.

Balance Sheet Highlights

(in thousands)

(Unaudited)

	As of December 31, 2023	As of December 31, 2022
Assets:
Cash and cash equivalents	$73,258	$9,824
Investments	104,485	93,239
Accounts receivable, net	272,313	296,787
Other current assets	33,398	28,139
Intangible assets, net	21,240	18,491
Operating and finance lease right-of-use assets	70,294	66,924
Goodwill, other assets, property and equipment	1,644,822	1,834,483
Total assets	$2,219,810	$2,347,887
Liabilities and shareholders' equity:
Accounts payable and accrued expenses	$350,798	$374,225
Total debt, net	633,334	651,279
Operating lease liabilities	68,314	65,802
Other liabilities	318,303	364,949
Total liabilities	1,370,749	1,456,255
Total shareholders' equity	849,061	891,632
Total liabilities and shareholders' equity	$2,219,810	$2,347,887

Pediatrix Medical Group, Inc.

Reconciliation of Income from Continuing Operations

to Forward-Looking Adjusted EBITDA from Continuing Operations Attributable to

Pediatrix Medical Group, Inc.

(in thousands)

(Unaudited)

	Year Ended December 31, 2024

Income from continuing operations attributable to Pediatrix Medical Group, Inc.	$68,750	$83,700
Interest expense	40,600	39,900
Income tax provision	26,650	32,400
Depreciation and amortization expense	39,000	39,000
Transformational and restructuring related expenses	25,000	25,000
Adjusted EBITDA from continuing operations attributable to Pediatrix Medical Group, Inc.	$200,000	$220,000